Exhibit 31.4

CERTIFICATIONS OF CHIEF FINANCIAL OFFICER

UNDER

SECTION 302 OF THE SARBANES-OXLEY ACT

I, Amy Djou, certify that:

1. I have reviewed this Amendment No. 1 on Form 10-K/A to the annual report on Form 10-K of First Foundation Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: May 1, 2023	/s/ AMY DJOU
Amy Djou
Executive Vice President and Interim Chief Financial Officer